OHIO MOTOR VEHICLE SALES CONTRACT AND DISCLOSURE STATEMENT
                                                  DATE:__________
SELLER:_______________________________  BUYER:_____________________
ADDRESS:______________________________  ADDRESS:_______________________________
      (Street)  (City)  (State) (zip)         (Street)  (City)  (State)  (Zip)

AGREEMENT: Buyers agree that it was their decision to purchase the property described below at the Total Sale Price rather than paying cash for the property at the Cash Price, which is less. In return for Seller financing for Buyers the purchase of the property described below, Buyers each individually and together promise and agree as follows:
Primary Use for Which Purchased: / /personal / /business / /agricultural
/ / ______________________________

NOTICE TO BUYERS OF USED VEHICLES (AS DEFINED IN THE FTC USED MOTOR VEHICLE TRADE REGULATION RULE): The information you see on the window form for this vehicle is part of this contract. Information on the window form overrides any contrary provisions in the contract of sale.

              New or Used    Year   Class    Make and Model    Body Type    Vehicle Identification No.
MOTOR
VEHICLE      / /Air Conditioning   / /AM-FM radio  /  /4-5 Speed Trans.  /  /Power Steering   Odometer Miles
DESCRIPTION  / /Sun Roof           / /Stereo       /  /Automatic Trans.  /  /Custom Wheels
            Other - Describe

                          TRUTH-IN-LENDING DISCLOSURES
ANNUAL       FINANCE         Amount      Total of      Total Sale Price
PERCENTAGE   CHARGE          Financed    Payments      The total cost of Buyers'
RATE         The dollar      The amount  The amount    purchase on credit,
The cost of  amount the      of credit   Buyers will   including Buyers' down
Buyers'      credit will     provided to have paid     payment of
credit as    cost Buyers.    Buyers or   after Buyers
a yearly rate                on Buyers'  have made all $_________________
_______%     $________       behalf.     payments as   $_________________
                             $_____      scheduled.
                                         $___________
Buyers' payment schedule will be:
Number of Payments   Amount of payments      When Payments Are Due
                     $
                     $                       Monthly Starting

Security: Buyers are giving a security interest in the property being purchased. Late Charge: If any part of a payment is more than 10 days late, Buyers will be charged five cents for each dollar for the payment which is late or $3.00, whichever is less.
Prepayment: If Buyers pay off early, Buyers may be entitled to a refund of part of the finance charge.

See the contract documents for any additional information about nonpayment, default, any required repayment in full before the scheduled date, and prepay-ment refunds and penalties.

ITEMIZATION OF THE AMOUNT FINANCED

1 Cash Price (including any accessories, services, Optional Mechanical Protection Plan and taxes) $____________________________(1)

2  Total Down Payment = Net Trade in $_________ + Cash Down Payments $
                     Buyers' Trade-in is a (Year)  (Make) (Model)$________(2)

3  Unpaid Balance of Cash Price (1 minus 2)                      $________(3)

4  Insurance:                                         * (Some substantial part
   A Cost of Physical Damage Insurance Purchased        of the cost shown in 4A
     through Seller and Paid to the Insurance           and 4B may be paid to
     Company Named Below *$_________________            or retained by Seller)

   B Cost of Optional Credit Insurance Paid to the Insurance Company or
     Companies Named Below
     Life $_____________  Disability, Accident and Health $________ *$_________

     Total Amounts Paid to Others on Buyers' Behalf       $_________________(4)

5    Amount Financed - Unpaid Balance (3+4)               $_________________(5)

Insurance: If any insurance is checked below, the policies or certificates issued by the Companies named will describe the terms and conditions.

Required Physical Damage Insurance: Physical damage insurance is required, but Buyers may buy it from anyone Buyers want who is acceptable to the Seller.

/  /Buyers have elected to buy the         Optional Mechanical Protection Plan:
insurance checked below through the        / / Buyers have elected to buy a
Seller and Buyers agree to pay the         Mechanical Protection Plan.  Buyers
additional cost which is shown in 4A       agree to pay the additional cost of
of the Itemization above.  This cost       $_______.  This cost is included in
is included in the Amount Financed.        the Cash Price.  Some substantial
Buyers understand that they must           part of this cost may be paid to
read the insurance policy for              or retained by Seller.
exact coverages and exclusions.

CHECK ONE
 Insurance Company:______________ Term:______ months           Premium
/ /Physical damage insurance / /
(including personal effects coverage)                        $___________

/ / $______Deductible Collision                              $___________

/ / $______Deductible Comprehensive including Fire,
Theft and Combined Additional Coverage                       $___________
  Total Required Physical Damage Insurance                   $___________

Optional, if desired /  / Towing and Labor Costs  / /Rental Reimbusement
                     /  / CB Radio Equipment                 $____________

/  / Buyers have bought, or will buy, required coverage through:
 Insurance Company or Agent______________________

THE INSURANCE, IF ANY, REFERRED TO IN THIS CONTRACT DOES NOT INCLUDE COVERAGE FOR BODILY INJURY LIABILITY, PUBLIC LIABILITY AND PROPERTY DAMAGE LIABILITY OR COMPLY WITH ANY MINIMUM STATE LIABILITY LAWS.

 Optional Credit Insurance: Credit life insurance and credit disability insurance are not required to obtain credit, and will not be provided unless a Buyer signs and agrees to pay the additional cost, which will be included in the Amount Financed.

Type                 Premium                   Term (months)   Signature
Credit Life         / /Single Coverage $____                   I want credit life        __________
                    / /Joint Coverage  $____                   insurance.                Signature

Credit Disability   $                                          I want credit disability  _________
                                                               insurance.                Signature


CREDIT LIFE AND DISABILITY INSURANCE: If Buyers elect credit insurance coverage and are accepted by the insurance company, the terms and conditions will be as described in the policies or certificates issued by the insurance company. The original amount of the decreasing term credit life insurance will not exceed $____ Credit disability insurance payments will equal the monthly payment amount but will not be more than $____. Insurance Company:__________________.

LIFE AND DISABILITY INSURANCE MAY NOT COVER THE ENTIRE AMOUNT DUE UNDER THIS CONTRACT. BUYERS MUST SEE THEIR POLICY OR CERTIFICATE FOR EXACT COVERAGE.

BUYERS UNDERSTAND THAT SELLER OR HOLDER OF THIS CONTRACT EXPECTS TO PROFIT FROM THE SALE OF INSURANCE AND ANY MECHANICAL PROTECTION PLAN. BUYERS CONSENT TO THIS.

RECEIPT OF PROPERTY AND PROMISE TO PAY: Buyers agree that they have received the property described above, and have accepted delivery of the property in good condition. Buyers promise to pay to the Seller at its address shown above the Total of Payments shown on this contract in accordance with the terms of this contract. Those terms are printed on both sides of this document.

Seller intends to sell this Contract to SunStar Acceptance Corporation.
That sale may be at a discount, so that Seller will receive less than the Amount Financed. Seller may also share in a part of the interest you will pay. The Finance Charge and other terms of this Contract may not be the best financing terms you could obtain elsewhere. If you can obtain cheaper financing elsewhere, you should consider doing so and paying the Seller all cash.

NOTICE TO THE BUYER: 1. Do not sign this contract before you read it or if it contains any blank space. 2. You are entitled to a completely filled-in copy of this contract. 3. Under the law, you have the right to pay off in advance the full amount due and under certain conditions to obtain a partial refund of the finance charge.

Buyers agree that at the time they signed they received a copy of this RETAIL INSTALLMENT CONTRACT.

Accepted _________________          ___________________________________(SEAL)
          Seller                    Signature of Buyer
By_______________________(SEAL)     ___________________________________(SEAL)
   Signature and Title              Signature of Co-Buyer

Co-Buyers and Other Owners: A co-buyer is a person who is responsible for paying the entire debt. An other owner is a person whose name is on the title to the property but does not have to pay the debt. The co-buyer or other owner knows that the Seller has a security interest in the property and consents to the security interest.

Other owner signs here ________________  Address___________________________
                                         Notice: The terms of this contract
                                         are contained on both sides of this
                                         page.

OTHER IMPORTANT AGREEMENTS
Ownership and Risk of Loss: Buyers agree to pay the Seller all that they owe under this contract even if the property is damaged, destroyed or missing. Buyers agree not to sell, transfer, or remove the property from Buyer's possession at the address on this contract without the Seller's permission. Buyers also agree that Buyers will not sell or otherwise transfer ownership of the property securing this contract without immediately paying the Seller all amounts still owing on this contract. If Buyers wish to sell or transfer the property securing this contract to someone who agrees to assume the balance of this contract. Buyers must obtain the written approval of the Seller to the assumption, or the Seller may ignore the assumption, and Buyers will remain primarily liable for the balance owing. Buyers agree not to expose the property to misuse or confiscation. Buyers agree to keep the property repaired and in good condition. Buyers agree that the property will not be used in any manner contrary to any law. Buyers will make sure the Seller's security interest (lien) on the property is shown on the title. If the Seller pays any repair bills, storage bills, taxes, fines, or other charges on the property. Buyers agree to repay the amount when the Seller asks for it. Buyers agree to comply with all registration, licensing, tax and title laws applicable to the property.

Security Interest: Buyers are giving the Seller a security interest in the property being purchased and all proceeds and products of insurance and mechanical protection plans financed hereunder. This secures payment of all amounts Buyers owe in this contract and in any transfer, renewal, extension or assignment of this contract. The security interest also secures all promises made by Buyers in this contract.

Prepayment Refund: Buyers can prepay all of their debt and get a refund of part of the Finance Charge. The refund will be figured by the actuarial method based on the assumption that payments were made as originally scheduled or, if deferred, as deferred. Buyers agree that Seller may first deduct a $10.00 acquisition charge. No refund will be paid to Buyers if it is less than $1.00. However, in no event will the credit be less than the minimum refund required by law.

Required Physical Damage Insurance: Buyers agree to have physical damage insurance with deductables acceptable to the Seller covering loss or damage to the property for the term of this contract. At any time during the term of this contract, if Buyers do not have physical damage insurance which covers both their interest and the Seller's interest in the property, then the Seller may buy it for the Buyers. If the Seller does not buy physical damage insurance which covers both interests in the property, it may, if it decides, buy insurance which covers only the Seller's interest.

     The Seller is under no obligation to buy any insurance, but may do so if it desires from an insurer of its choice. If the Seller buys either of these coverages, it will let Buyers know what type it is and the charge (based on the insurer's filed rates) Buyers must pay. The charge will consist of the charge for such insurance and a finance charge at the Annual Percentage Rate shown on the contract and will be added to the contract. The charge for such insurance and finance charge will be payable over the remaining term of the insurance or the contract, whichever is less. If permitted by law, Seller may collect such charges over the remaining term of the contract even if it is longer. Buyers agree to pay the charge in equal installments along with the payments shown on the payment schedule.

     If the property is lost or damaged, Buyers agree that the Seller can use any insurance settlement either to repair the property or to apply to the Buyers' debt.

                                     WARNING

UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED
BY THIS CONTRACT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING WRITTEN EVIDENCE TO SELLER THAT YOU HAVE OBTAINED PROPER COVERAGE ELSEWHERE.

YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST
OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT BALANCE. IF THE COST IS ADDED TO THE CONTRACT BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY OHIO'S MANDATORY LIABILITY INSURANCE LAWS.

YOU ACKNOWLEDGE AND AGREE THAT SELLER MAY BENEFIT FROM THE PURCHASE OF SUCH INSURANCE BECAUSE IT OR A RELATED ENTITY MAY RECEIVE OR RETAIN A SUBSTANTIAL COMMISSION OR OTHER COMPENSATION.

Late Charge: If any part of a payment is more than 10 days late, Buyers will have to pay a late charge of five cents for each dollar of the payment which is late or $3.00, whichever is less. Acceptance of a late payment or late charge does not excuse the Buyers' late payment or mean that Buyers can keep making payments after they are due. The Seller may also take the steps set forth below if there is any late payment.

Insurance or Optional Protection Plans: This contract may contain charges for insurance or optional protection plans. If the property is repossessed, Buyers agree that the Seller may claim benefits under these coverages and terminate them to obtain refunds for unearned charges.

Insurance or Protection Plan Charges Returned to Seller: If any change for required insurance is returned to the Seller, it may be credited to the Buyers' account or used to buy similar insurance or insurance which covers only the Seller's interest in the property. Any refund on optional insurance or protection plans obtained by the Seller will be credited to the Buyer's account. Credits to the Buyers' account will be applied to as many of the Buyer's installments as they will cover, beginning with the final installment. Buyers will be notified of what is done.

Required Repayment in Full Before the Scheduled Date: If Buyers fail to pay any payment within 30 days after its due date or if Buyers break any of the agreements in this contract (default), the Seller can demand that Buyer pay all that they owe on this contract at once. In figuring what Buyers owe, the Seller will give Buyers a refund of part of the Finance Charge figured the same as if they had prepaid in full.

Repossession of the Property for Failure to Pay: If Buyers fail to pay any payment within 30 days after its due date or if Buyers break any of the agreements in this contract (default), the Seller shall have the right in accordance with state law to enter onto land or in a building without breach of the peace and take the property in which it has a security interest (repossession). The Seller may exercise this right without notice to Buyers. If there are any personal belongings in the property, such as clothing and tools, the Seller may store the items. However, the Seller does not have to store them and will not be responsible for the items beyond what the law may require. Any accessories, equipment or replacement parts will remain with the property.

Getting the Property Back After Repossession: If the Seller repossession the property, Buyers have the right to get it back (redeem) by curing their default as allowed by the Ohio Retail Installment Sales Act or by redeeming the property as permitted by the Ohio Uniform Commercial Code Buyer's right to redeem will end when the property is sold in accordance with applicable Ohio law.

Sale of the Repossessed Property: The Seller will send Buyers a written notice of sale at least 10 days before selling the property. If Buyers do not redeem the property by the date on the notice, the Seller can sell the property at public sale. The Seller will use the net proceeds of the sale to pay all or part of the Buyer's debt.

If Buyers owe the Seller less than the net proceeds of sale, the Seller will pay Buyers the difference, unless required to pay it to someone else. For example, the Seller may be required to pay a lender who has given the Buyers a loan and also taken a security interest in the property.

If Buyers owe more than the net proceeds of sale, Buyers may be required to pay the Seller the difference between the net proceeds of sale and what they owe. If Buyers do not pay this amount, Buyers may also be charged interest at the highest lawful rate until they do pay all that they owe to the Seller.

Default: Seller may file suit against Buyer if Buyer fails to do anything Buyer has agreed to do in this contract, including a demand to pay a deficiency balance in the event of repossession.

Delay in Enforcing Rights and Charges of this Contract: The Seller can delay or refrain from enforcing any of its rights under this contract without losing them. For example, the Seller can extend the time for making some payments without extending others. Any change in terms of this contract must be in writing and signed by the Seller. No oral changes are binding. If any part of this contract is not valid, all other parts will remain enforceable.

Interest after Maturity: Buyers further agree to pay interest at the Annual Percentage Rate shown on this contract on any amounts which remain unpaid after the maturity of this contract.

Warranties Seller Disclaims: If this is a used vehicle to which the FTC
Used Motor Vehicle Trade Regulation Rule applies, Buyers should see window form for any applicable warranties. In the case of all other vehicles, Buyers understand that the Seller is not offering any warranties and that there are no implied warranties of merchantability, of fitness for a particular purpose, or any other warranties, express or implied by the Seller, covering the property unless it is of a type obtained primarily for personal, family, or household use, or the Seller extends a written warranty or protection plan within 90 days from the date of this contract.

An implied warranty of merchantability generally means that the property is fit for the ordinary purpose for which such property is generally used. A warranty of fitness for a particular purpose is a warranty that may arise when the Seller has reason to know the particular purpose for which Buyers require the property and Buyers rely on the Seller's skill or judgment to furnish suitable property.

This provision does not affect any warranties covering the property which may be provided by the manufacturer of the property.

Meaning of Buyers and Seller: The word "Buyers" means one or more persons who are purchasing property from the Seller and financing the purchase by this contract. The word "Seller" includes any person or corporation to whom this contract may be sold or assigned.

Notices to Buyer: Any notice to Buyer shall be deemed to be delivered on the day it is posted in the U.S. mail and addressed to the Buyer at the address shown on this contract, or the address then currently on file with the Seller.

Governing Law: The terms of this contract shall be governed by the laws of Ohio.

NOTICE: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

The preceding NOTICE applies only to goods or services obtained primarily for personal, family, or household use. In all other cases, Buyer will not assert against any subsequent holder or assignee of this contract any claims or defenses the Buyer (debtor) may have against the Seller, or against the manufacturer of the property obtained under this contract.

                          TERMS OF SELLERS' ASSIGNMENT

     Effective upon receipt of payment therefor, we hereby sell and assign this contract (but not our obligations hereunder) and all interest in the property described on the front hereof (the "vehicle") and our rights under any related guaranty and any related insurance or mechanical protection plan to SunStar Acceptance Corporation ("assignee") without recourse as to Buyer's obligation of payment, except as may be otherwise provided in any Dealer Agreement between us, with full power to assignee in assignee's or our name to collect and discharge the same and to take all such legal or other proceedings as we might take, save for this assignment. We warrant that the contract and any guaranty are genuine, legally valid and enforceable; we have complied with all applicable Federal and State laws and regulations (including those imposing disclosure requirements) relating to the contract and the establishment of the contract; we hereby convey good title thereto; all statements of facts therein are true, the Buyer was quoted the cash price and the total sale price as stated therein and we did not increase the price of the vehicle above that which would have been sought and charged in an all-cash transaction; no part of the down payment shown as paid in cash is owing by loan or note and any trade-in shown was received by us for the allowance stated therein; all statements made by Buyer on any forms related thereto are true to our knowledge and belief; we have conveyed clear title to the vehicle to Buyer, free of all liens and encumbrances, except for this contract; Buyer is not a minor and has capacity to contract; a Certificate of Title showing the first lien or encumbrance in assignee's favor has been or will be forthwith obtained, with the lien thereon perfected as of the date of the contract, if permitted by law. We further warrant and agree to abide by all agreements, warranties or guaranties, either express, implied or required by law, afforded Buyer relative to the vehicle, and warrant that the vehicle has been delivered to and accepted by the Buyer and was then in good working order and condition. All warranties herein contained are made to induce assignee to purchase this contract and if there is a breach of any, or if Buyer withholds payment because Buyer alleges any claim, defense or set-off against us, without regard to assignee's or our knowledge or lack of knowledge with respect thereto or assignee's reliance thereon, we will on demand purchase this contract from assignee for the balance then remaining unpaid, plus any and all damages, costs and expenses paid or incurred in respect thereto; in addition, if Buyer recovers any amounts from assignee as a result of such claim, we will reimburse assignee for its reasonable legal fees and such amounts paid to Buyer. We waive all demands and notice of default and consent that, without notice to us, assignee may extend time to or fail to pursue or release by operation of law or otherwise, any rights against Buyer or any other obligor. If the vehicle is repossessed we will apply for and pay to assignee on demand any applicable refunds on any mechanical service contract, credit life or disability insurance or any similar arrangement. If we and assignee are parties to any Dealer Agreement or other similar agreement the terms of that agreement shall govern this assignment in the event of any conflict. Assignee's acceptance of the foregoing assignment shall be evidenced by its payment to us of the purchase price therefor. Our signature to the contract shall be our signature to this assignment as well.

              (SEE OTHER SIDE FOR SELLER'S SIGNATURE TO ASSIGNMENT)